UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2007

MRS. FIELDS FAMOUS BRANDS, LLC
(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-7050
801-736-5600
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           On August 10, 2007, Mrs. Fields Famous Brands, LLC (“Mrs. Fields”) approved a compensatory arrangement for certain of its named executive officers identified in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 20, 2007.  The arrangement provides for the award and payment of cash bonuses to the following individuals, in the amounts set forth next to their names, in connection with the completion of the sale of Mrs. Fields’ pretzel businesses and related events described in its Current Report on Form 8-K filed with the SEC on August 9, 2007:

Stephen Russo, CEO and President	$184,586
Michael Ward, Executive Vice President, CLO and Secretary	$122,750
Greg Barber, Executive Vice President, CFO and Treasurer	$116,250
John Lauck, President of the Mrs. Fields division	$37,500
Greg Berglund, President of Mrs. Fields’ Gifs, Inc.	$43,750

The bonus payments to all named executive officers include accelerated bonus payments made on August 15, 2007 under the officers' existing bonus arrangements with Mrs. Fields.  The bonus payments to Messrs. Russo, Ward and Barber include bonuses paid to them on August 10, 2007 to compensate them for their contributions to the pretzel transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date:  August 16, 2007